UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): June 19, 2006

                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)

          Delaware                      1-1200                   13-3696015
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

           468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 860-5697

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry Into a Material Definitive Agreement

On June 19, 2006, EWEB RE Corp. ("ERC"), a wholly owned subsidiary of Euroweb International Corp. (the "Company"), entered into an Investment Agreement (the "Agreement") with a third party, AO Bonanza Las Vegas, Inc. ("AOB"), pursuant to which the ERC, within its sole discretion, has agreed to provide secured loans to AOB not to exceed the amount of $10,000,000. ERC made the first loan to AOB in the amount of $2,600,000 as of June 20, 2006, from funds available to ERC from the Company as reported on the Form 8-K Current Report filed with the Securities and Exchange Commission on June 15, 2006. AOB may request additional funds at anytime after July 15, 2006.

AOB is developing a real property in down town Las Vegas, Nevada, where it intends to build 296 condos plus commercial space (the "Property"). AOB obtained entitlements to the Property, and has advised that it expects to break ground or commence sales during 2006.

Each loan provided to AOB is due on demand or upon maturity on January 14, 2008. All loans will be secured by a deed of trust, assignment of rents nd security agreement with respect to the property, along with ALTA American Land Title Association title policy to be issued by a title company. All proceeds from the loan are placed in an escrow and are released for specific purposes associated with the development of the Property.

If ERC requests that the funds be paid on demand prior to maturity, then AOB shall be entitled to reduce the amount requested to be prepaid by 10%. The 10% discount will be paid to AOB in the form of shares of common stock of the Company, which will be computed by dividing the dollar amount of the 10% discount by the market price of the Company's shares of common stock.

The terms of the loans require that ERC to be paid-off the greater of (i) the principal including 12% interest per annum or (ii) 33% of all gross profits derived from the Property.

In addition, ERC has the right to acquire the Property for a purchase price of $15,000,000 (the "Purchase Price") through January 1, 2015. The Purchase is payable in $10,000,000 in cash and $5,000,000 in shares of common stock of the Company (the "Shares"). The number of Shares is determined by dividing $5,000,000 by the higher of (i) the book value of one share of the Company's common stock based on the Company's balance sheet filed with the Securities and Exchange Commission immediately prior to the exercise of the option or (ii) the 90 day weighted average price of the Company's market price immediately prior to the exercise of the option multiplied by 110%. In the event that the number of shares of common stock issuable upon exercise of the option exceeds the number of shares of common stock that may be issued pursuant to the regulations of the exchange on which the Company is trading at the time of the exercise of the option, then the Company shall use its best efforts to have such issuance approved by the shareholders of the Company. If it is unable to obtain such approval, then ERC will pay the balance of the $5,000,000 in cash.

Item 9.01   Financial Statements and Exhibits

      (d)   Exhibits

            Exhibit No.       Description

            10.1 Investment Agreement between AO Bonanza Las Vegas, Inc. and EWEB RE Corp.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              EUROWEB INTERNATIONAL CORPORATION

                                              By: /s/ MOSHE SCHNAPP
                                                  ------------------------------
                                                  Name:  Moshe Schnapp
                                                  Title: President

Date:   June 22, 2006
        Los Angeles, California